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                                                                     Exhibit 4.2

                         VENCOR RESTRICTED SHARE PLAN

1.    Purpose of the Plan
      -------------------

          The purpose of the Vencor Restricted Share Plan, dated as of February 16, 2001 (the "Plan"), is to promote the success of the Company and the
               ----
interests of its shareholders by attracting, motivating, retaining and rewarding key employees of the Company for assisting the Company and its Affiliates to emerge from bankruptcy and to provide them with incentives to induce Participants to contribute toward the improvement and growth of the Company.

2.    Definitions
      -----------
      As used in this Plan, the following capitalized terms shall have the following meanings:

        (a)  "Administrator" shall mean the Board, or a committee thereof duly
              -------------
appointed by the Board to administer the Plan.

        (b)  "Affiliate" shall mean any of Vencor, Inc.'s direct or indirect
              ---------
subsidiaries within the meaning of Section 424 of the Code.

        (c)  "Award" shall mean an award of shares of Common Stock as provided
              -----
in Section 4 hereof.

        (d)  "Board" shall mean the Board of Directors of Vencor, Inc.
              -----

        (e)  "Cause", when used in connection with the termination of a
              -----
Participant's employment with the Company, shall mean (i) dishonesty; (ii) deliberate and continual refusal to perform employment duties on substantially a full-time basis; (iii) failure to act in accordance with any specific lawful instructions given to the Participant in connection with the performance of his duties for the Company or any of its subsidiaries or affiliates, unless the Participant has an existing Disability; (iv) deliberate misconduct that is reasonably likely to be materially damaging to the Company without a reasonable good faith belief by the Participant that such conduct was in the best interests of the Company; or (v) conviction of or plea of nolo contendere to a crime
                                                ---------------
involving moral turpitude.

        (f)  "Change in Control" shall mean any one of the following events:
              -----------------

             (i) any Person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1)b)(i) thereunder) (an "Acquiring
                                                               ---------
Person") becomes the "beneficial owner" (as such term is defined in Rule 13d-3
------
promulgated under the Exchange Act (a "Beneficial Owner"), directly or
                                       ----------------
indirectly, of securities of Vencor, Inc. representing 50% or more of the combined voting power of Vencor, Inc.'s then outstanding securities, other than beneficial ownership by a Participant, the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan;
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             (ii)  Vencor, Inc.'s stockholders approve an agreement to merge or consolidate Vencor, Inc. with another corporation, or an agreement providing for the sale of substantially all of the assets of Vencor, Inc. to one or more Persons, in any case other than with or to an entity 50% or more of which is controlled by, or is under common control with, Vencor, Inc.;

             (iii) during any two-year period, commencing after the Effective Date, individuals who at the date on which the period commences constitute a majority of the Board of Directors (the "Incumbent Directors") cease to constitute a majority thereof for any reason; provided, however, that a director
                                              --------  -------
who was not an Incumbent Director shall be deemed to be an Incumbent Director if such director was elected by, or on the recommendation of, at least two-thirds of the Incumbent Directors (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board of Directors; or

             (iv) the Company is merged, combined, consolidated, recapitalized or otherwise organized with one or more other entities that are not Affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by shareholders of the Company, determined on the basis of record ownership as of the date of determination of holders entitled to vote on the transaction (or in the absence of a vote, the day immediately prior to the event).

        (g)  "Code" shall mean the Internal Revenue Code of 1986, as amended.
              ----
        (h)  "Company" shall mean Vencor, Inc. and its Affiliates.
              -------
        (i)  "Common Stock" shall mean the common stock of Vencor, Inc., par
              ------------
value $ 0.25 per share.

        (j)  "Disability" shall mean a physical or mental condition that
              ----------
entitles the Participant to benefits under the Company's long-term disability plan. For purposes of this Plan, a Participant's employment shall be deemed to have terminated as a result of Disability on the date as of which he is first entitled to receive disability benefits under such policy.

        (k)  "Effective Date" shall mean the date on which the Company's
              --------------
bankruptcy plan is confirmed by the United States Bankruptcy Court for the District of Columbia .

        (l)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as
              ------------
amended.

        (m)  "Grant Date" shall mean the date on which an Award is granted.
              ----------

        (n)  "Participant" shall mean an employee of the Company who has been
              -----------
recommended to participate in the Plan by the Chief Executive Officer of the Company and whose participation in the Plan has been approved by the Administrator.

        (o)  "Plan" shall mean this Vencor Restricted Share Plan.
              ----

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3.   Administration
     --------------

     This Plan shall be administered by the Administrator. The Administrator shall have full authority to interpret and construe any provision of the Plan, to adopt such rules and regulations and make any decisions necessary for the administration of the Plan, and to determine the eligibility of Participants under the Plan. Determinations of the Administrator shall be conclusively binding and final upon all parties. The Administrator shall not be liable to any Participant or other person for any action, omission or determination relating to the Plan.

4.   Awards
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           (a)  Subject to adjustment as provided in Section 7 hereof, each
Participant shall be entitled to receive an Award as determined by the Administrator.

           (b) The maximum number of shares of Common Stock of the Company with respect to which Awards may be made under the Plan shall be 600,000 shares (the "Shares"). The Administrator shall grant Awards comprised of all 600,000 shares
 ------
on the Effective Date. The Administrator shall also have the discretion to grant any Shares forfeited for any reason among the other Participants; provided that
                                                                  --------
no such grant of forfeited Shares may reduce any Participant's prior existing Award; provided further that any Shares forfeited and not granted according to
       -------- -------
this Section shall be held by the Company as treasury shares.

          (c) Subject to the provisions of Section 4(d) hereof, the Shares subject to an Award made to a Participant shall not be transferred, pledged, assigned or otherwise encumbered and shall be subject to forfeiture, provided
                                                                     --------
that such Shares shall vest and become fully transferable without restriction as follows:

                (1) one-third (1/3) of the Shares subject to each Award shall vest on the Grant Date; and

                (2) the remaining two-thirds (2/3) of the Shares (the "Remaining Shares") subject to each Award shall vest according to the
           ----------------
          following schedule: 15% of the Remaining Shares shall vest on each of the first and second anniversaries of the Grant Date; 20% of the Remaining Shares shall vest on the third anniversary of the Grant Date; and 50% of the Remaining Shares shall vest on the fourth anniversary of the Grant Date.

          (d) Notwithstanding the foregoing, in the event that a Participant's Employment is terminated prior to such Participant's Shares becoming fully vested (i) by the Company for Cause or by the Participant for any reason, all Shares in such Participant's Award that have not vested shall be forfeited on the date of such termination without payment of any consideration therefor; (ii) by the Company without Cause, all Shares in such Participant's Award shall vest according to the vesting schedule in this Section 4; or (iii) without Cause at any time after a Change in Control, or by reason of death or Disability, all Shares in such Participant's Award shall immediately vest.

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5.   Restricted Shares
     -----------------

     Upon the making of each Award, certificates representing Shares subject thereto shall be issued in the name of the Participant and delivered to such Participant, or the ownership of such shares shall be otherwise recorded in a book-entry or similar system utilized by the Company; provided that such Shares
                                                      --------
shall be legended, and may be held in the custody of the Company as determined by the Administrator in order to effectuate the purposes of this Plan.

6.   Dividends
     ---------

     In the event that the Company declares any dividends or distributions on the Shares, whether stock or cash dividend or otherwise, the Participants to whom the Shares have been awarded shall be entitled to such dividends or distributions, provided that the dividends or distributions shall be subject to the vesting and forfeiture provisions of Section 4 and shall be held by the Company or subject to a legend as determined by the Administrator to effectuate the purposes of this Plan.

7.  Compliance with Applicable Law
    ------------------------------

          Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Common Stock pursuant to the terms of this Plan or to remove any legend inserted thereon, unless and until the Administrator has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Common Stock are listed or traded. The Company shall use its reasonable efforts to comply with any such law, regulation or requirement with respect to the issuance and delivery of such certificates. In addition to the terms and conditions provided herein, the Administrator may require that a Participant make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with any such laws, regulations or requirements.

8.  Adjustment Upon Changes in Company Stock
    ----------------------------------------

            (a) Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other change in the corporate structure of the Company, the Administrator shall make such adjustments with respect to the number of Shares available for grant as the Administrator may consider appropriate to prevent the enlargement or dilution of rights.

            (b) Other Changes. In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in Section 7(a) hereof, the Administrator may, in its absolute discretion, make such adjustments in the number and class of shares available for grant as the Administrator may consider appropriate to prevent dilution or enlargement of rights.

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            (c)  No Other Rights. Except as expressly provided in the Plan and except with respect to Shares that are issued and outstanding (as to which Participants shall have the same rights as other holders of Shares), the Participants shall not have any rights by reason of (i) any subdivision or consolidation of shares of Common Stock or shares of stock of any class, or (ii) any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of Common Stock or shares of stock of any class, or securities convertible into shares of Common Stock or shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock available under the Plan.

9.   Term of Plan
     ------------

     No Award shall be granted under this Plan after the date that is the tenth anniversary of the date that this Plan is approved by the Board (the "Termination Date"). Unless otherwise expressly provided in this Plan or in any
 ----------------
writing setting forth the terms of any Award authorized by the Administrator, any Award granted prior to the Termination Date may extend beyond such date, and all authority of the Administrator with respect to Awards hereunder, including the authority to amend an Award, shall continue during any suspension of this Plan and shall continue in respect of Awards outstanding on the Termination Date.

10.  Miscellaneous Provisions
     ------------------------

        (a) Non-Assignability. Except as expressly provided in the Plan, Awards shall not be assigned, transferred, pledged or encumbered, and any purported assignment, transfer, pledge or encumbrance shall be null and void.

        (b) Applicable Law. This Plan and all rights under the Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

        (c) Applicable Withholdings. All distributions of shares of Common Stock or other property required to be made under the Plan and the vesting of all Awards shall be subject to any required governmental withholdings or deductions as determined by the Company. At the request of a Participant, subject to the consent of the Company, the Administrator shall withhold from each Award a portion of the Shares subject thereto to satisfy the applicable federal, state and local withholding taxes incurred in connection with the Award.

        (d) No Contract of Employment. Nothing contained in the Plan shall confer upon any Participant any right with respect to the continuation of such Participant's employment by the Company or prohibit the Company at any time from terminating such employment or increasing or decreasing the base salary or other compensation of any Participant.

        (e) Amendment, Modification or Termination. The Company reserves the right to amend, modify or terminate the Plan at any time; provided that no such
                                                          --------
amendment, modification or termination shall be effective to reduce any Participant's Award under the Plan, or to otherwise materially affect the rights of such Participant under the Plan, without the consent of such Participant.

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

        (f)  Plan Construction

             (i) Rule 16b-3; Bifurcation. It is the intent of the Company that the Awards hereunder satisfy and be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, satisfies the applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Administrator in any manner so that certain provisions of any Award Agreement intended (or required in order) to satisfy the applicable requirements of Rule 16b-3 are only applicable to Section 16 Persons and to those Awards to Section 16 Persons intended to satisfy the requirements of Rule 16b-3.

             (ii) Headings. Headings and captions are given to the sections and subsections of this Plan solely as a convenience to facilitate reference, and shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

        (g)  Non-Exclusivity of Plan

             Nothing in this Plan shall limit or be deemed to limit the authority of the Board to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority; provided that any other award or compensation shall be made in accordance with
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the Company's Certificate of Incorporation and Bylaws.



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

Appendix
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                       RESTRICTED SHARE AWARD AGREEMENT

          THIS AGREEMENT, made as of this __ day of _________ 2001 between Kindred Healthcare, Inc., a Delaware corporation and its successors (the "Company"), and _________________ (the "Participant").

          WHEREAS, the Company adopted and maintains the Restricted Share Plan (the "Plan");

          WHEREAS, Section 1 of the Plan provides for the award to participants in the Plan of shares of common stock of Kindred Healthcare, Inc., par value $.25 per share (the "Common Stock").

          NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

          1.  Grant of Restricted Stock. Pursuant and subject to the terms and
              -------------------------
conditions set forth herein and in the Plan, the Company hereby grants to the Participant _______ shares of Common Stock (the "Shares," and this grant shall be referred to herein as the "Award"). The Shares shall vest only in accordance with the provisions of this Agreement and of the Plan. The certificates representing the Shares, together with stock powers duly authorized in blank by the Participant, shall be deposited with the Company to be held by it until the Shares vest in accordance with Section 3 hereof. All capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Plan.

          2.  Non-Transferability.  Prior to the vesting of a Share as described
              -------------------
in Section 3 hereof, neither the Shares nor the rights represented thereby shall be assignable or transferable under any circumstances. Any purported or attempted transfer of such Shares or such rights shall be null and void and shall result in the immediate forfeiture of the Shares.

          3.  Vesting of Shares.
              -----------------

          (a) The Shares subject to this Award shall vest and become fully transferable without restriction according to the following schedule:

          (i) One-third of the Shares subject to this Award shall vest on the date hereof.


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

          (ii) The remaining two-thirds of the Shares subject to this Award (the "Remaining Shares") shall vest according to the following schedule: 15% of the Remaining Shares shall vest on each of the first and second anniversaries of the date hereof; 20% of the Remaining Shares shall vest on the third anniversary of the date hereof; and 50% of the Remaining Shares shall vest on the fourth anniversary of the date hereof.

          (b) Notwithstanding the foregoing, upon the termination of the Participant's employment (i) by the Company for Cause or by the Participant for any reason, all Shares in this Award that have not vested prior to the opening of business on the effective date of such termination shall be forfeited on the effective date of such termination without payment of any consideration therefor; (ii) without Cause at any time after a Change in Control, or by reason of death or Disability, all Shares in this Award shall immediately vest; or
(iii) by the Company without Cause prior to the occurrence of a Change in Control, all Shares in this Award shall vest according to the vesting schedule set forth in Section 3(a) hereof.

          4.    Modification and Waiver.  Except as provided in the Plan with
                -----------------------
respect to determinations of the Administrator and subject to the Company's right to amend the Plan, neither this Agreement nor any provision hereof can be changed, modified, amended, discharged, terminated or waived orally or by any course of dealing or purported course of dealing, but only by an agreement in writing signed by the Participant and the Company. No such agreement shall extend to or affect any provision of this Agreement not expressly changed, modified, amended, discharged, terminated or waived or impair any right consequent on such a provision. The waiver of or failure to enforce any breach of this Agreement shall not be deemed to be a waiver or acquiescence in any other breach thereof.

          5.  Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Delaware.

          6.  Participant Acknowledgment.  The Participant hereby acknowledges
              --------------------------
receipt of a copy of the Plan.

          7.  Incorporation of Plan.  All terms and provisions of the Plan are
              ----------------------
incorporated herein and made part hereof as if stated herein. If any provision hereof and of the Plan shall be in conflict, the terms of the Plan shall govern.

          8.  Entire Agreement.  This Agreement and the Plan represent the
              ----------------
final, complete and total agreement of the parties hereto respecting the Shares and the matters

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

discussed herein and this Agreement supersedes any and all previous agreements and understandings, whether written, oral or otherwise, relating to the Shares and such matters.

          9.  No Contract of Employment.  This Agreement shall not confer upon
              -------------------------
the Participant any right with respect to the continuation of such Participant's employment by the Company or prohibit the Company at any time from terminating such employment or increasing or decreasing the base salary or other compensation for such Participant.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Agreement on his own behalf, thereby representing that the participant has carefully read and understands this Agreement and the Plan, as of the day and year first above written.


                                        KINDRED HEALTHCARE, INC.



                                        ____________________________________
                                        By:



                                        _____________________________________


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